Exhibit 3.6

DRAGON INTERNATIONAL GROUP CORP.
Audit Committee Charter

Purpose

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Dragon International Group Corp. (the “Company”), appointed to assist the Board in monitoring (1) the Company’s accounting and financial reporting processes, (2) the integrity of the financial statements of the Company, (3) compliance by the Company with legal and regulatory requirements, (4) the Company’s independent registered public accountants’ qualifications, independence and performance, and (5) business practices and ethical standards of the Company.  The Committee provides an open avenue of communication between management, its independent registered public accountants and the Board.

The Committee is responsible for the recommendation to shareholders for the appointment of the Company’s independent registered public accountants and for their compensation, retention and oversight of their work and for the oversight of the Company’s accounting and financial reporting process.  The Committee will also perform other activities consistent with this Charter, the Company’s By-laws, securities regulations and governing laws as the Committee or the Board deems necessary and appropriate.

Organization

The Committee shall be comprised of three or more directors appointed by the Board.  Each shall be independent from management, free from any interest and any business or other relationship that, in the opinion of the Board, would or would reasonably be perceived to materially interfere with the director’s ability to act with a view to the best interests of the Company (other than relationships and interests arising from shareholding).  Each member of the Committee shall meet the independence requirements established by the Board and applicable laws, regulations, and listing requirements.

The members of the Committee shall be elected annually by the Board.  Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee.   The Board may remove the members of the Committee, with or without cause by a majority vote of the Board.  Any vacancy in the Committee occurring for any cause may be filled by a majority of the Board then in office.  A majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand financial statements.  The Board shall seek to appoint at least one member of the Committee who shall be able to analyse and interpret a full set of financial statements, including the notes attached thereto, in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and at least one member of the Committee shall qualify and be designated as the Audit Committee Financial Expert as determined in the judgment of the Board with reference to applicable laws, regulations, and listing requirements (the “Audit Committee Financial Expert”).  The Committee shall continue to carry out its duties under this Charter while the Board seeks to appoint the Audit Committee Financial Expert.

Meetings

The Committee shall meet at least four times annually, on a quarterly basis, or more frequently as circumstances require.  The Committee shall require members of management and the Company’s independent registered public accountants and others to attend meetings and to provide pertinent information, as necessary, but at least annually.  As part of its job to foster open communications, the Committee shall meet in separate sessions, as frequently as deemed necessary, with management and the Company’s independent registered public accountants to discuss any matters that the Committee, or either of these groups believes should be discussed privately.  The Committee shall appoint one individual, who need not be a member of the Committee or a director of the Company, to serve as Secretary.  The Committee shall submit the minutes of all meetings of the Committee to the Board, and, when requested, discuss the matters discussed at each Committee meeting with the Board.

Authority, Responsibilities and Duties

The Committee shall have the authority and responsibility to select, evaluate, retain and, where appropriate, replace the Company’s independent registered public accountants or nominate such firm for shareholder approval.  The Committee shall approve all audit engagement terms and fees and all non-audit engagements with the Company’s independent registered public accountants.

The Committee shall have the authority and funding to retain independent legal, accounting and other consultants to advise the Committee.  The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation to any advisers employed by the Committee and to the Company’s independent registered public accountants for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties. The Committee may request any officer or employee of the Company or the Company’s outside counsel or the Company’s independent registered public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Without limiting the generality of the foregoing, to fulfill its responsibilities and duties, the Committee shall:

Financial Statement and Disclosure Matters

1.      Review and discuss prior to public dissemination the annual audited and quarterly unaudited financial statements with management and the Company’s independent registered public accountants, including major issues regarding accounting, disclosure and auditing procedures and practices as well as the adequacy of internal controls that could materially affect the Company’s financial statements.

2.      Discuss with management and the Company’s independent registered public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of auditing and accounting principles and practices, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

3.      Review and discuss reports from the Company’s independent registered public accountants on:  (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramification of the use of such alternative disclosures and treatments, and the treatment preferred by the Company’s independent registered public accountants; and (c) other material written communications between the Company’s independent registered public accountants and management.

4.      At, or shortly after, the end of each fiscal year, review with the Company’s independent registered public accountants, the internal auditor, if any, and management, the audited financial statements and related opinion and costs of the audit that year.

5.      Review prior to their release any management discussion and analysis (“MD&A”), earnings press releases, financial reports or other financial information submitted to any securities regulator, stock exchange or other authority, to the shareholders or the public, including any certification, report, prospectus, opinion or review rendered by the Company’s independent registered public accountants. Provide the report of the Committee that must be included in the Company’s annual proxy statement.

6.      Review the Company’s compliance with any policies and reports received from regulators.  Discuss with management and the Company’s independent registered public accountants the effect on the Company’s financial statements of significant regulatory and accounting initiatives.

7.      Review current accounting trends and developments with management and the Company’s independent registered public accountants. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent registered public accountants or management or determined by the Committee.

8.      Monitor the risks that are germane to the Company and to the industry in which it operates including hedging, derivative trading, inventory valuation and environmental concerns.

9.      Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design and operation of disclosure controls and procedures and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

10.    Discuss at least annually with the Company’s independent registered public accountants the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees.

11.    Based on discussions with the Company’s independent registered public accountants concerning the audit, the auditors’ independence, the financial statement review and such other matters as the Committee deems appropriate, recommend to the Board the inclusion of the audited financial statements in the Annual Report on Form 10-K.

Independent Registered Public Accountants

12.    Be responsible for the recommendation to the Company’s shareholders for the appointment of its independent registered public accountants and for the compensation, retention and oversight of the work of its independent registered public accountants.  The Company’s independent registered public accountants shall report directly to the Committee.  If the appointment of the independent registered public accountants is submitted for any ratification by shareholders, the Committee shall be responsible for making the recommendation for their retention.

13.    Approve in advance any audit or permissible non-audit engagement or relationship between the Company or its subsidiaries and the Company’s independent registered public accountants.

14.    On an annual basis, obtain from the Company’s independent registered public accountants a formal written statement delineating all relationships between the auditors and the Company, and determine that they satisfy the requirements of the SEC Independence Standards Board Standard No. 1.

15.    On an annual basis, review and discuss with the Company’s independent registered public accountants all significant relationships or services that may impact the auditors’ independence and objectivity.  Confirm that the lead audit partner for the Company’s independent registered public accountants has not performed audit services for the Company for more than five previous fiscal years, and otherwise ensure the rotation of the lead partner and other partners in accordance with SEC rules and securities laws.

16.    Review the qualifications and performance of the Company’s independent registered public accountants and approve any proposed discharge of the Company’s independent registered public accountants when circumstances warrant, recognizing the auditor’s ultimate accountability to the shareholders.

17.    Review and approve the Company’s hiring policies regarding employees and former employees of the present and former the Company’s independent registered public accountants of the Company.

18.    Periodically consult with the Company’s independent registered public accountants out of the presence of management about internal controls and the fullness and accuracy of the financial statements.

Process Improvement

19.    Following completion of the annual audit, review separately with each of management and the Company’s independent registered public accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information. Review with the Company’s independent registered public accountants management’s responses to such matters.

20.    Review and resolve any disagreement between management and the Company’s independent registered public accountants in connection with the preparation of the financial statements.

21.    Establish and manage the Company’s transaction and reporting systems and procedures to ensure that:  (i) business transactions are properly authorized and completely and accurately recorded on the Company’s books and records in accordance with Generally Accepted Accounting Principles (GAAP) and the Company’s established financial policy; (ii) the retention or proper disposal of the Company’s records is in accordance with the Company’s established financial policies and applicable legal and regulatory requirements; (iii) periodic financial communications and reports, including those filed with the SEC, will be delivered in a manner that facilitates clarity of content and meaning to enable readers and users to readily determine their significance and consequence; and (iv)  violations of the Company’s established financial policies and applicable legal and regulatory requirements are promptly and fully disclosed to the appropriate officers.

22.    Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

23.    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

24.    Review with the Company’s independent registered public accountants and management the extent to which changes or improvements in financial or accounting practices have been implemented.

Legal Compliance

25.    Ensure that management has the proper review system in place so that the Company’s financial statements, financial reports and other financial information satisfy all legal and regulatory requirements.

26.    Review the qualifications of the accounting and financial personnel.

27.    Review with the Company’s counsel, management and the Company’s independent registered public accountants any legal or regulatory matter, including reports or correspondence, that could have a material impact on the Company’s financial statements or compliance policies.

General

28.    Conduct an ongoing review of any transaction now in effect, and review and approve in advance any proposed transaction, that could be within the scope of “related party transactions” as such term is defined in the rules of the SEC, and establish appropriate procedures to receive material information about and prior notice of any such transaction.

29.    Report regularly to the Board with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent registered public accountants and internal audit function issues.

30.    Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, and retain independent counsel, accountants or other advisors to assist it in the conduct of any such investigation.

31.    Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

32.    Perform a review and evaluation, at least annually, of the performance of the Committee.  In addition, review and reassess the adequacy of this Charter, at least annually.

33.    Perform any additional duties assigned to the Committee by the Board from time to time or as required by applicable laws and regulations or regulatory authority.